1997 EDITION
                            AIA DOCUMENT A101-1997


Standard Form of Agreement Between Owner and Contractor Where the basis of payment is a STIPULATED SUM

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This Document has been approved and endorsed by The Associated General Contractors of America.

AGREEMENT made as of the 20th day of April in the year 1998

BETWEEN the Owner: Golden Road Motor Inn, Inc. 1175 W. Moana Lane, Suite 200 Reno, NV 89509

and the contractor: Krump Construction, Inc. P.O. Box 7357 Reno, NV 89510

The project is: Atlantis Casino Resort Bridge Project 3800 South Virginia Street Reno, NV 89502

The Architect is: Waldemar Eklof Architects 1175 W. Moana Lane, Suite 201 Reno, NV 89509

The Owner and Contractor agree as follows:








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(Copyright symbol)1997  AIA(Registered Trademark symbol)
AIA Document A101-1997
Owner-Contractor Agreement
The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C.  20006-5292
Copyright 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977,
1987, (Copyright symbol)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.
Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution.
ARTICLE 1 THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as of attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
Article 8. All references herein to general conditions of the contract for construction, A201-1997, are hereby amended to read and refer to A201-1987.

ARTICLE 2 THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

Commencement Date: April 20, 1998

If, prior to the commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows:

3.2 The Contract Time shall be measured from the date of commencement.

3.3 The Contractor shall achieve Substantial Completion of the entire Work as follows: See Clarification 3.3 and Exhibit 4, both attached hereto and incorporated herein by this reference, subject to adjustments of this Contract Time as provided in the Contract Documents.

AGREEMENT CLARIFICATION 3.3

3.3 Substantial Completion: Owner and Contractor acknowledge that time is of the essence in this Agreement and that Owner has emphasized to Contractor the importance of this work being "substantially completed" on Friday, November 20, 1998. In the event the work is completed by that date, Owner shall pay to Contractor a bonus of $36,000.00 above the amount of the contract price. In the event the work is not "substantially completed" by November 20, 1998, the bonus amount shall be reduced by $1,200.00 per day until the work is completed. Owner and Contractor acknowledge that should the work not be "substantially completed" within 30 days after November 20, 1998, the Owner will suffer severe and substantial damages, the precise nature and amount of which cannot be adequately calculated. For this reason, the Contractor agrees

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(Copyright symbol)1997  AIA(Registered Trademark symbol)
AIA Document A101-1997 - Owner-Contractor Agreement
The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C.  20006-5292
that in the event the work is not substantially completed on December 20, 1998, Contractor shall pay liquidated damages to Owner in the amount of $2,400.00 per day from December 20, 1998, until the work is completed. Owner and Contractor agree that this amount is reasonable and not a penalty.

The November 20, 1998 date for Substantial Completion is subject to Owner Furnishing his materials and/or equipment when requested and finishing his work as required. Should Owner's separate contractors not perform as necessary to met this schedule, a time extension will be issued. The corresponding 30 day period in which the bonus diminishes and from which the liquidated damages begin to run shall be adjusted in accordance with this paragraph if necessary.

Contractor shall not be liable for any other direct or indirect damages of any kind with respect to substantial completion of the Project other than the liquidated damages specified above.

Payment to Owner of these damages shall not operate as a waiver of any other right(s) or remedies of Owner under this Agreement or otherwise for any failure of performance by Contractor.

Under no circumstances shall any delay of the work be justified where such delay is caused by the negligence or fault of Contractor or any of its Subcontractors or suppliers of Contractor or its sub-contractors or sub-subcontractors.

ARTICLE 4 CONTRACT SUM

4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum shall be
Dollars($     ), subject to additions and deductions as provided in the
Contract Documents.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
Alternate 4 is accepted. Owner shall have the right to elect Option 5, all mullionless glass, for an addition of $87,000.00 to the Contract sum, which price includes all mark-ups. Such election shall be made no later than May 11, 1998. If no election is made by May 11, 1998, Contractor shall proceed as if Option 5 has not been elected.

4.3 Unit prices, if any, are as follows: Base bid: $4,758,808.00 Bonus, per attached Section 3.3 In the event Owner or its Lender requires a payment and/or performance bond(s) within 30 days from the execution date of this Agreement, Contractor shall secure same at the cost of $34,200.00 which shall be added to the Contract sum.

ARTICLE 5 PAYMENTS

5.1 PROGRESS PAYMENTS



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(Copyright symbol)1997  AIA(Registered Trademark symbol)
AIA Document A101-1997 - Owner-Contractor Agreement
The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C.  20006-5292
5.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

5.1.3. Provided that an Application for Payment is received by the Architect not later than the 25th day of a month, the Owner shall make payment to the Contractor not later than 11 banking business days after end of month. There shall be one application per month on the 25th of each month.

5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.1.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.1.6 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:
 .1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Subparagraph 7.3.8 of AIA Document A201-1997;
 .2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of ten percent (10%); except that no payment will be made for equipment or material to be installed more than 30 days after such equipment/material has been delivered.
 .3 Subtract the aggregate of previous payments made by the Owner; and .4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AIA Document A201-
1997.

5.1.7 The progress payment amount determined in accordance with Subparagraph
5.1.6 shall be further modified under the following circumstances:
 .1 Add, upon Substantial Completion of the Work a sum sufficient to increase the total payments to the full amount of the Contract Sum, less such amounts


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(Copyright symbol)1997  AIA(Registered Trademark symbol)
AIA Document A101-1997 - Owner-Contractor Agreement
The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C.  20006-5292
as the Architect shall determine for incomplete Work, retainage applicable to such work and unsettled claims; and
 .2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of AIA Document A201-1997.

5.1.8 Reduction of limitation of retainage, if any, shall be as follows:

5.1.9 Except with the Owner's prior written approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

5.2 FINAL PAYMENT

5.2.1 Final Payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:
 .1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Subparagraph 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and
 .2 a final Certificate for Payment has been issued by the Architect.

5.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows: Upon verification to Owner that no liens or other encumbrances remain outstanding against the subject property. Additionally, see Clarification 5.2.21, attached hereto and incorporated herein by this reference.

ARTICLE 6 TERMINATION OR SUSPENSION

6.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 or AIA Document A201-1997.

6.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997.

ARTICLE 7 MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, Prime Rate plus 1-1/2%

7.3 The Owner's representative is: Ben Farahi 1175 W. Moana Lane, Suite 200 Reno, NV 89509 825-3355 fax 825-7705

7.4 The Contractor's representative is: Jim Larrieu Krump Construction, Inc. P.O. Box 7357 Reno, NV 89510 358-5679 fax 358-1346


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(Copyright symbol)1997  AIA(Registered Trademark symbol)
AIA Document A101-1997 - Owner-Contractor Agreement
The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C.  20006-5292
7.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days' written notice to the other party.

7.6 Other provisions:
-The 10% overhead applies only to the existing project. In the event the project scope changes materially, contractor's allowance for overhead and profit shall be negotiated.
- This Agreement and all Contract Documents are fully assignable by Owner at any time.*
-  Owner will provide Builder's Risk Insurance #
- All temporary utilities to be paid by Owner. Contractor will use best efforts to keep power off when not in use and otherwise avoid power waste.
- Contractor to comply with insurance coverage as set forth in and pursuant to the terms of Exhibit 7, attached hereto and incorporated by this reference. *. See 7.6.1, p.5A
#. See 7.6.2, p.5A

AGREEMENT CLARIFICATIONS 7.6.1, 7.6.2, 5.2.2.1 AND 5.3

5.2.2.1 Final Payment, additional terms: Final payment shall be made no later than 45 days after the recording in Washoe County by Owner of an appropriate Notice of Completion (which Notice shall be signed by Owner within 15 days of Certified Occupancy and upon recording of which, Owner shall immediately deliver a copy of same in person or by certified mail to Contractor pursuant to NRS 108.228(4)), and upon verification to Owner and Lender that no liens or encumbrances have been filed as a result of the Work.

Remaining funds held for retention by Owner shall be released at such time as all of the following have occurred:

a. The Bridge Project has been accepted by Borrowers and certified completed by the Architect and Contractor after a final inspection which shall be made within 10 business days after the filing of the Notice of Completion;

b. A permanent Certificate of Occupancy for the Project has been issued to Borrowers by the City of Reno and a copy thereof delivered to Owner provided, however, that this condition may be satisfied by the issuance of a temporary Certificate of Occupancy by the City of Reno, so long as the condition for the issuance of permanent Certificate of Occupancy is completion of the exterior landscaping in accordance with the Plans and Specifications or conditions beyond Contractor's control;

c. A Notice of Completion has been posted on the Premises and recorded in the office of the County Recorder of Washoe County, Nevada, the lien period has expired and the Title Company has issued its final 101.2 Endorsement to the title Insurance Policy showing no liens, claims or encumbrances except those approved by Owner. Owner shall disburse all proceeds so as to cooperate with the Title Company in order to maintain the Title Insurance Policy referred to in the Loan Agreement in full force and effect.

d. A release of lien of contractor and its Subcontractors and suppliers for all work performed that is acceptable to the Lender.

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(Copyright symbol)1997  AIA(Registered Trademark symbol)
AIA Document A101-1997 - Owner-Contractor Agreement
The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C.  20006-5292
5.3 Final Disbursement of Hard Costs: Final disbursement constituting the unpaid balance of the contract price shall be due and payable when the entire Bridge Project is delivered to Owner, ready for beneficial occupancy, or when the Borrowers occupy the entire Bridge Project and the same comes into full use, whichever first occurs, provided that each condition for the release of the remaining funds held for retention as forth above has been fully satisfied.

7.6.1 Assignment of Agreement: Any assignment of this Agreement by Owner shall require assignee to fulfill all obligations of Owner per the Contract Documents.

7.6.2 Owner's Insurance Risk: Owner acknowledges responsibility for any risks, i.e. earthquake, flood, etc., that he does not insure against, including deductibles.

ARTICLE 8 ENUMERATION OF CONTRACT DOCUMENTS

8.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows: See Clarification 8.1, attached hereto and incorporated herein by this reference.

8.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A101-1997.

8.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

8.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated 5 August, 1997, and are as follows: See Agreement Clarification 8.1, list of Contract Documents.

8.1.4 The Specifications are those contained in the Project Manual dates as in Subparagraph 8.1.3, and are as follows: See Project Manual and other Contract Documents listed.

8.1.5 The Drawings are as follows, and are dated   unless a different date is
shown below:  See Project Manual and other Contract Documents listed.

AGREEMENT CLARIFICATION 8.1

8.1 Contract Documents: The Contract Documents referred to in this Agreement include: The Agreement (AIA Document A101-1997); Agreement Clarifications 3.3, 5.2.2.1, 5.3, 7.6.1, 7.6.2 and 8.1.7, attached and incorporated into the Agreement; Exhibit 1 (Scope of Work Clarification - with attachments A and C);
Exhibit 2 (Contractor's Clarifications and Exclusions); Exhibit 3 (Jensen Engineering Letter dated 17 April 1998); Exhibit 4 (phased completion schedule); Exhibit 5 (Schedule of Values); Exhibit 6 (insurance requirements, 4 pages); Exhibit 7 (Black Eagle Soils Report); Exhibit 8 (Construction Phasing Plan); General Conditions of the Contract (AIA Document A201) (with attached Special Conditions); Project Specifications for the Atlantis Hotel Casino Bridge, dated 5 August, 1997 (including Drawing C1.1, an overall site

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(Copyright symbol)1997  AIA(Registered Trademark symbol)
AIA Document A101-1997 - Owner-Contractor Agreement
The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C.  20006-5292
plan which was included in Contractor's bid documents but is omitted from the Project Specifications book); Addendum #1; Addendum No. 2.

8.1.6 The Addenda, if any, are as follows: 1. 18, 2. 4
Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 8.

8.1.7 Other documents, if any, forming part of the Contract Documents are as follows: See Clarification 8.1.7., attached hereto and incorporated herein by this reference.

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

/s/ Ben Farahi                      /s/ Ronald M. Krump
-------------------                 --------------------
OWNER(Signature)                    CONTRACTOR(Signature)
For Golden Road                     For Krump Construction, Inc.
Motor Inn, Inc.

Ben Farahi, CFO                     Ronald M. Krump, CEO
-------------------                 --------------------
(Printed name and title)            (Printed name and title)

Agreement Clarification 8.1.7

1. All temporary construction partitioning shall be sheet rocked on the public side, taped and painted. It shall be closed on top and bottom to prevent dust infiltration into public space.

2. The Purple Parrot Restaurant shall remain open at all times. When a shut down is unavoidable the Owner will cooperate with the Contractor in determining when a shut down of a few hours maximum may occur.

3. Any utility shut down at all must occur at a time of least disruption to the facility operation and must be coordinated with the hotel management a minimum of 48 hours in advance. The Owner will establish the hours of least disruption.

4. The south driveway into the porte cochere located at the north edge of the new construction will remain open at all times. Owner acknowledges that there will be times when temporary closure of the driveway is absolutely necessary.








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(Copyright symbol)1997  AIA(Registered Trademark symbol)
AIA Document A101-1997 - Owner-Contractor Agreement
The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C.  20006-5292
                         SCOPE OF WORK CLARIFICATION


1. Exterior walls are mullionless up to 7'-0" with chrome sill and top rails to match door and walls at existing porte cochere main registration entrance. Clear 1/2" tempered glass to be used.
2. Interior glass and doors: Interior doors and glass wall to match exterior doors with mullionless glazing from floor to ceiling. Support to be provided for glass walls.
3. Dish: Dryvit framed with cement board finish. Single ply membrane with gravel and the maximum weight which can be supported by the dish.
4. Columns at west entry shall be fluted with doric bases and caps. (See Attachment A, attached.)
5. Main fire towers: 3 horizontal joints. Finished to be "distressed," aged look as discussed with Peter Wilday and Bob Herman. Peter Wilday has book of desired finishes.
6. Window washing tie-downs to be provided per attached detail, (see Attachment C, attached).
7. Glass on stairs and escalators is mullionless from the exterior.
8. No elevator work.
9. No site work beyond building line.
10. All utilities to extend 5'-0" beyond building line.
11. Exclude all lighting or parking lot improvements with exception of power outlets as shown in the drawings.
12. Exclude all City of Reno Building Permits, sewer fees, plan check fees and any permanent utilities deposits.






























                                  EXHIBIT 1

                                Attachment A

(Graphical depiction of Faux Column and Glass Condition)

                                Attachment C

(Graphical depiction of Window Washing Insert at Steel Frame Roof)

                  CONTRACTOR'S CLARIFICATIONS AND EXCLUSIONS


1. The following items are excluded: Food service equipment, illuminated signs, furnishings, interior finishes (millwork, cabinetry, mirrors, tempered glass railings and handrails, brass railings, blinds, signage and graphics, except code required, interior plants), landscaping, security - computer, sound - telephone - cable TV systems, site demo, site utilities, gaming equipment, Keno boards, tile finishes, all sitework, chain link fencing, FRP, VCT, window washing equipment, marble, granite surfaces, neon, installation of flooring and base.













































                                  EXHIBIT 2

Jensen Engineering Inc. Electrical Engineers (Letterhead)

17 April 1998

Mr. Ben Farahi
Monarch Resorts
VIA FAX: 825-7705

Regarding: Sky-Walk Bridge; Electrical Meeting

Dear Ben:

The following are written as a follow-up to the Sky-Walk Bridge electrical systems meeting held at your office at 9:00 AM this morning.
1. This project is to have a stand alone fire alarm system panel that is connected subordinate to the existing Atlantis main fire alarm control panel as detailed on the construction documents. The contractor is to guarantee that all stand alone system components installed as a part of this project are compatible with the fire alarm system proposed for the new phase IV tower project.
2. Electrical service for this project is to be taken from existing switchboard 'MSB-2' as shown on electrical sheet E1 revision delta-2. Electrical service for this project is not to be derived as shown on electrical sheet E1 delta-3 as was issued with the phase IV tower project.
3. Electrical additive alternate #7 (shown on the electrical plans) shall be understood as to require (2) 3/4" empty conduits from each tower flame dish to the electrical panels servicing the bridge This alternate will be included in the project for an additional charge of $1,200.00.
4. The electrical outlets shown on the electrical site plan are to be installed at the final stages of this project after careful coordination with the owner.
5. It is unclear which contractor is supplying the heat tapes required in the rain gutters and down spouts. The general contractor is to determine if heat tapes are provided by the mechanical contractor The electrical contractor is to provide outlet boxes and splice connections to the heat tapes only.
6. The floor ducts on this project are shown on the contract documents to have single power and data homeruns to each main duct. The electrical contractor has agreed to increase the homerun connections to the floor ducts by a factor of three.

Sincerely,

/s/ Gerald G. Jensen
Gerald G. Jensen, P.E.












                                  EXHIBIT 3

(Graphical depiction of Expected Construction Timeline)























































                                  Exhibit 4

                                PRICING SHEET

Date: 4/20/98     Project: Atlantis Skywalk
Est: JL    Check'd:

Description-Take Off                   Line Total
-------------------------------------------------
Subcontractors
Sitework                                  $92,095
Soil treatment                                 $0
Demolition - hard                          $5,620
Concrete place & finish                   $15,346
Stone                                     $12,960
Structural & reinforcing steel         $1,253,000
Expansion joint                            $1,200
Insulation                                 $8,892
Waterproofing                              $2,100
Roofing                                   $52,500
Preformed roofing & siding                 $2,000
Sheetmetal                                $19,000
Caulking & sealants                            $0
Metal & wood doors & hdw                  $12,991
Studs, drywall                         $1,065,640
Acoustic ceilings                              $0
Fireproofing                                   $0
Plaster & EIFs                                 $0
Storefront & glazing                     $109,534
Special structures - skylights           $573,500
Carpet & base                                  $0
Painting                                  $28,200
Signage                                    $1,122
Fire sprinkler                            $37,698
Plumbing                                 $438,500
HVAC                                           $0
Electrical                               $394,200
                                       ----------
Total Subcontractors                   $4,126,098

Description-Take Off                   Line Total
-------------------------------------------------
Project Recap
General Conditions                       $215,580
Demolition                                $52,232
Concrete                                 $119,546
Framing                                   $12,139
Finish                                     $6,604
Specialties                                    $0
Subcontractors                         $4,126,098
Bond                                           $0
Profit & overhead                        $226,610
                                       ----------
Project Total                          $4,758,808




                                  EXHIBIT 5
        GENERAL CONTRACTOR/MAJOR SUBCONTRACTOR INSURANCE REQUIREMENTS


General Contractor and each Major Subcontractor shall not commence work until each has obtained all insurance referred to herein, provided proof as set forth, and has been approved by Borrower.
General Contractor and Major Subcontractor shall secure, pay for and maintain the following insurance policies in full force and effect until the occurrence of the Completion Date:
1. Property Insurance upon all tools, material and equipment (owned, borrowed or leased by the General Contractor, Major Subcontractors or their respective employees) to the full replacement value thereof during the full term of their respective contracts. This insurance shall insure against damage or loss caused by fire and all other perils covered by a standard "All Risk" insurance policy. General Contractor and each Major Subcontractor shall agree to waive its right of subrogation against Borrower and the Banks. Failure of the General Contractor or any Major Subcontractor to secure and maintain adequate coverage shall not obligate the Borrower, Banks or their respective agents or employees for any losses.
2. Workers' Compensation and Employer's Liability Insurance affording coverage under the Worker's Compensation laws of the State of Nevada and Employers' Liability coverage subject to a limit of no less than One Hundred Thousand Dollars ($100,000.00) each employee, One Hundred Thousand Dollars ($100,000.00) each accident, Five Hundred Thousand Dollars (500,000.00) policy limit.
3. Commercial General Liability (1996 Form) - This policy shall provide a One Million Dollar ($1,000,000.00) combined single limit for Bodily Injury and Property Damage, and all standard form extensions without limitation. The policy shall include a Two Million Dollar ($2,000,000.00) general aggregate "per project" and be written on "occurrence" basis and may be subject to a deductible of no greater than Ten Thousand Dollars ($10,000.00).
SCHEDULE 5.09(j)
Policy shall be endorsed to name Borrower as "additional insured". Definition of Additional Insurance shall include all Partners, Officers, Directors, Employees, agents and representatives of the named entity including its managing agent. Further, coverage for the "additional insured" shall apply on a primary basis irrespective of any other insurance, whether collectible or not.
4. Comprehensive Automobile Liability Insurance containing a One Million Dollar ($1,000,000.00) Combined Single Limit for Bodily Injury and Property Damage and covering all owned, non-owned and hired vehicles.
5. In addition to the foregoing coverages, General Contractor shall maintain Umbrella Liability Insurance at not less than a Five Million Dollar ($5,000,000.00) limit providing excess coverage over all limits and coverages which are maintained by General Contractor and which are noted in paragraphs 2, 3 and 4 above. This policy shall be written on an "occurrence" basis.
All policies noted above shall be written with insurance companies licensed and admitted to do business in the State of Nevada and rated no lower than A VIII for the General Contractor and B+ V for the Major Subcontractors in the most current edition of A.M. Best's Property Casualty Key Rating Guide, and/or in Standard and Poor's with a rating of no lower than "AA".
6. EVIDENCE (NOTICES OF COMPLIANCE). All policies shall be endorsed to provide that in the event of cancellation, non-renewal or material modification, Borrower shall receive thirty (30) days' written notice thereof.

                                  EXHIBIT 6
General Contractor shall furnish Borrower with Certificates of Insurance evidencing compliance with all insurance provisions noted above no later than five (5) days prior to commencement of work.
All Certificates or policy termination notices should be delivered to:
FAILURE TO COMPLYWITH ANY OF THE INSURANCE PROVISIONS NOTED ABOVE WILL RESULT IN A BREACH OF THIS CONTRACT BY THE CONTRACTOR.
7. Indemnification/Hold Harmless. The General Contractor shall, to the fullest extent permitted by law and at its own cost and expense, defend, indemnify and hold Borrower, its partners, directors, officers, employees, servants, representatives and agents harmless from and against any and all claims, loss (including attorneys' fees, witnesses' fees and all court costs), damages, expense and liability (including statutory liability), resulting from injury and/or death and of any person or damage to or loss of any property arising out of any negligent or wrongful act, error or omission or breach of contract, in connection with the operations of the General Contractor or its subcontractors. The foregoing indemnity shall include injury or death of any employee of the General Contractor or any subcontractor and shall not be limited in any way by an amount or type of damages, compensation or benefits payable under any applicable Workers' Compensation, Disability benefits or other similar employee benefits acts.
8. Incorporation of Requirements into General Contractors' Agreement. Each of the above insurance requirements and provisions shall be set forth or otherwise incorporated by reference into the terms of the General Contractors Agreement.
All policies indicated above (other than with respect to subsection (j)(ii) above, the requirements for which are set forth on Schedule 5.09(j) hereto) shall be written with insurance companies licensed and admitted to do business in the State of Nevada and rated no lower than "A X" most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Agent Bank shall receive thirty (30) days prior written notice thereof. The Borrower shall furnish Agent Bank with Certificates of Insurance executed by an authorized agent evidencing compliance with all insurance provisions discussed above on an annual basis. Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages will be provided on the Closing Date and annually on or before ten (10) days prior to the expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to Agent Bank concurrently with the delivery of such certificates or notices to such carrier or to borrower as applicable.

(Graphical depiction of Construction Zones and Contractor On-Site Activity Restrictions)






















































                                  EXHIBIT 8

                       AMERICAN INSTITUTE OF ARCHITECTS

                              AIA Document A201

             General Conditions of the Contract for Construction

         THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS MODIFICATION

                                 1987 Edition
                              Table of Articles

1. General Provisions
2. Owner
3. Contractor
4. Administration of the Contract
5. Subcontractors
6. Construction by Owner or by Separate Contractors
7. Changes in the Work
8. Time
9. Payments and Completion
10. Protection of Persons and Property
11. Insurance and Bonds
12. Uncovering and Correction of Work
13. Miscellaneous Provisions
14. Termination or Suspension of the Contract











This document has been approved and endorsed by the Associated General Contractors of America.

Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967,
1970, 1976, (Copyright symbol)1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C., 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecutions.

AIA CAUTION: You should use an original AIA document which has this caution printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced.
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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006

WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution.

                                    INDEX

Acceptance of Nonconforming Work 9.6.6, 9.9.3, 12.3
Acceptance of Work 9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3
Access to Work 3.16, 6.2.1, 12.1
Accident Prevention 4.2.3, 10
Acts and Omissions 3.2.1, 3.2.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.2, 4.3.9,
8.3.1, 10.1.4, 10.2.5, 13.4.2, 13.7, 14.1
Addenda 1.1.1, 3.11
Additional Cost, Claims for 4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
Additional Inspections and Testing 4.2.6, 9.8.2, 12.2.1, 13.5
Additional Time, Claims for 4.3.6, 4.3.8, 4.3.9, 8.3.2
Administration of the Contract 3.3.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid 1.1.1
Aesthetic Effect 4.2.13, 4.5.1
Allowances 3.8
All-risk Insurance 11.3.1.1
Applications for Payment 4.2.5, 7.3.7, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.8.3,
9.10.1, 9.10.3, 9.10.4, 11.1.3, 14.2.4
Approvals 2.4, 3.3.3, 3.5, 3.10.2, 3.12.4 through 3.12.8, 3.18.3, 4.2.7,
9.3.2, 11.3.1.4, 13.4.2, 13.5
Arbitration 4.1.4, 4.3.2, 4.3.4, 4.4.4, 4.5, 8.3.1, 10.1.2, 11.3.9, 11.3.10
Architect 4.1
Architect, Definition of 4.1.1
Architect, Extent of Authority 2.4, 3.12.6, 4.2, 4.3.2, 4.3.6, 4.4, 5.2, 6.3,
7.1.2, 7.2.1, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8.2, 9.8.3, 9.10.1,
9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility 3.3.3, 3.12.8, 3.12.11, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.3.2,
5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect's Additional Services and Expenses 2.4, 9.8.2, 11.3.1.1, 12.2.1, 12.2.4, 13.5.2, 13.5.3, 14.2.4
Architect's Administration of the Contract 4.2, 4.3.6, 4.3.7, 4.4, 9.4, 9.5 Architect's Approvals 2.4, 3.5.1, 3.10.2, 3.12.6, 3.12.8, 3.18.3, 4.2.7
Architect's Authority to Reject Work 3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect's Copyright 1.3
Architect's Decisions 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.2, 4.3.6,
4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.2,
9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Architect's Inspections 4.2.2, 4.2.9, 4.3.6, 9.4.2, 9.8.2, 9.9.2, 9.10.1, 13.5
Architect's Instructions 4.2.6, 4.2.7, 4.2.8, 4.3.7, 7.4.1, 12.1, 13.5.2
Architect's Interpretations 4.2.11, 4.2.12, 4.3.7
Architect's On-Site Observations 4.2.2, 4.2.5, 4.3.6, 9.4.2, 9.5.1, 9.10.1,
13.5
Architect's Project Representative 4.2.10
Architect's Relationship with Contractor 1.1.2, 3.2.1, 3.2.2, 3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.12.11, 3.16, 3.18, 4.2.3, 4.2.4, 4.2.6, 4.2.12, 5.2,
6.2.2, 7.3.4, 9.8.2, 11.3.7, 12.1, 13.5
Architect's Relationship with Subcontractors 1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect's Representations 9.4.2, 9.5.1, 9.10.1


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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Architect's Site Visits 4.2.2, 4.2.5, 4.2.9, 4.3.6, 9.4.2, 9.5.1, 9.8.2,
9.9.2, 9.10.1, 13.5
Asbestos 10.1
Attorneys' Fees 3.18.1, 9.10.2, 10.1.4
Award of Separate Contracts 6.1.1
Award of Subcontractors and Other Contracts for Portions of the Work 5.2
Basic Definitions 1.1
Bidding Requirements 1.1.1, 1.1.7, 5.2.1, 11.4.1
Boiler and Machinery Insurance 11.3.2
Bonds, Lien 9.10.2
Bonds, Performance and Payment 7.3.6.4, 9.10.3, 11.3.9, 11.4
Building Permit 3.7.1
Capitalization 1.4
Certificate of Substantial Completion 9.8.2
Certificates for Payment 4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1,
9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval 3.12.11, 13.5.4
Certificates of Insurance 9.3.2, 9.10.2, 11.1.3
Change Orders 1.1.1, 2.4.1, 3.8.2.4, 3.11, 4.2.8, 4.3.3, 5.2.3, 7.1, 7.2,
7.3.2, 8.3.1, 9.3.1.1, 9.10.3, 11.3.1.2, 11.3.4, 11.3.9, 12.1.2
Change Orders, Definition of 7.2.1
Changes 7.1
Changes in the Work 3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 10.1.3
Claim, Definition of 4.3.1
Claims and Disputes 4.3, 4.4, 4.5, 6.2.5, 8.3.2, 9.3.1.2, 9.3.3, 9.10.4,
10.1.4
Claims and Timely Assertion of Claims 4.5.6
Claims for Additional Cost 4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
Claims for Additional Time 4.3.6, 4.3.8, 4.3.9, 8.3.2
Claims for Concealed or Unknown Conditions 4.3.6
Claims for Damages 318, 4.3.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2, 10.1.4
Claims Subject to Arbitration 4.3.2, 4.4.4, 4.5.1
Cleaning Up 3.15, 6.3
Commencement of Statutory Limitation Period 13.7
Commencement of the Work, Conditions Relating to 2.1.2, 2.2.1, 3.2.1, 3.2.2, 3.7.1, 3.10.1, 3.12.6, 4.3.7, 5.2.1, 6.2.2, 8.1.2, 8.2.2, 9.2, 11.1.3, 11.3.6,
11.4.1
Commencement of the Work Definition of 8.1.2
Communications Facilitating Contract Administration 3.9.1, 4.2.4, 5.2.1 Completion, Conditions Relating to 3.11, 3.15, 4.2.2, 4.2.9, 4.3.2, 9.4.2,
9.8, 9.9.1, 9.10, 11.3.5, 12.2.2, 13.7.1
Completion, Payments and 9
Completion, Substantial 4.2.9, 4.3.5.2, 8.1.1, 8.1.3, 8.2.3, 9.8, 9.9.1,
12.2.2, 13.7
Compliance with Laws 1.3, 3.6, 3.7, 3.13, 4.1.1, 10.2.2, 11.1, 11.3, 13.1,
13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions 4.3.6
Conditions of the Contract 1.1.1, 1.1.7, 6.1.1
Consent, Written 1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.5.5, 9.3.2, 9.8.2,
9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3, 11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
Construction by Owner or by Separate Contractors 1.1.4, 6
Construction Change Directive, Definition of 7.3.1

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Construction Change Directives 1.1.1, 4.2.8, 7.1, 7.3, 9.3.1.1
Construction Schedules, Contractor's 3.10, 6.1.3
Contingent Assignment of Subcontracts 5.4
Continuing Contract Performance 4.3.4
Contract, Definition of 1.1.2
Contract, Termination or Suspension of the 4.3.7, 5.4.1.1, 14
Contract Administration 3.3.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to 3.7.1, 3.10, 5.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Contract Documents, The 1.1, 1.2, 7
Contract Documents, Copies Furnished and Use of 1.3, 2.2.5, 5.3
Contract Documents, Definition of 1.1.1
Contract Performance During Arbitration 4.3.4, 4.5.3
Contract Sum 3.8, 4.3.6, 4.3.7, 4.4.4, 5.2.3, 6.1.3, 7.2, 7.3, 9.1, 9.7,
11.3.1, 12.2.4, 12.3, 14.2.4
Contract Sum, Definition of 9.1
Contract Time 4.3.6, 4.3.8, 4.4.4, 7.2.1.3, 7.3, 8.2.1, 8.3.1, 9.7, 12.1.1
Contract Time, Definition of 8.1.1
Contractor 3
Contractor, Definition of 3.1, 6.1.2
Contractor's Bid 1.1.1
Contractor's Construction Schedules 3.10, 6.1.3
Contractor's Employees 3.3.2, 3.4.2, 3.8.1, 3.9, 3.18, 4.2.3, 4.2.6, 8.1.2,
10.2, 10.3, 11.1.1, 14.2.1.1
Contractor's Liability Insurance 11.1
Contractor's Relationship with Separate Contractors and Owner's Forces 2.2.6, 3.12.5, 3.14.2, 4.2.4, 6, 12.2.5
Contractor's Relationship with Subcontractors 1.2.4, 3.3.2, 3.18.1, 3.18.2, 5.2, 5.3, 5.4, 9.6.2, 11.3.7, 11.3.8, 14.2.1.2
Contractor's Relationship with the Architect 1.1.2, 3.2.1, 3.2.2, 3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.16, 3.18, 4.2.3, 4.2.4, 4.2.6, 4.2.12, 5.2,
6.2.2, 7.3.4, 9.8.2, 11.3.7,  12.1, 13.5
Contractor's Representations 1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3
Contractor's Responsibility for Those Performing the Work 3.3.2, 3.18, 4.2.3.
10
Contractor's Review of Contract Documents 1.2.2, 3.2, 3.7.3
Contractor's Right to Stop the Work 9.7
Contractor's Right to Terminate the Contract 14.1
Contractor's Submittals 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2,
9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.4.2, 11.4.3
Contractor's Superintendent 3.9, 10.2.6
Contractor's Supervision and Construction Procedures 1.2.4, 3.3, 3.4, 4.2.3, 8.2.2, 8.2.3, 10
Contractual Liability Insurance 11.1.1.7, 11.2.1
Coordination and Correlation 1.2.2, 1.2.4, 3.3.1, 3.10, 3.12.7, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications 1.3, 2.2.5, 3.11
Correction of Work 2.3, 2.4, 4.2.1, 9.8.2, 9.9.1, 12.1.2, 12.2, 13.7.1.3
Cost, Definition of 7.3.6,  14.3.5
Costs 2.4, 3.2.1, 3.7.4, 3.8.2, 3.15.2, 4.3.6, 4.3.7, 4.3.8.1, 5.2.3, 6.1.1,
6.2.3, 6.3, 7.3.3.3, 7.3.6, 7.3.7, 9.7, 9.8.2, 9.10.2, 11.3.1.2, 11.3.1.3,
11.3.4, 11.3.9, 12.1, 12.2.1, 12.2.4, 12.2.5, 13.5, 14
Cutting and Patching 3.14, 6.2.6

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Damage to Construction of Owner or Separate Contractors 3.14.2, 6.2.4, 9.5.1.5, 10.2.1.2, 10.2.5, 10.3, 11.1, 11.3, 12.2.5
Damage to the Work 3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.3, 11.3
Damages, Claims for 3.18, 4.3.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2, 10.1.4
Damages for Delay 6.1.1, 8.3.3, 9.5.1.6, 9.7
Date of Commencement of the Work, Definition of 8.1.2
Date of Substantial Completion, Definition of 8.1.3
Day, Definition of 8.1.4
Decisions of the Architect 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.2, 4.3.6,
4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8,2,
9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Decisions to Withhold Certification 9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of 2.3, 2.4, 3.5.1, 4.2.1, 4.2.6, 4.3.5, 9.5.2, 9.8.2, 9.9.1, 10.2.5, 12, 13.7.1.3
Defective Work, Definition of 3.5.1
Definitions 1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 4.3.1, 5.1,
6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1
Delays and Extensions of Time 4.3.1, 4.3.8.1, 4.3.8.2, 6.1.1, 6.2.3, 7.2.1,
7.3.1, 7.3.4, 7.3.5, 7.3.8, 7.3.9, 8.1.1, 8.3, 10.3.1, 14.1.1.4
Disputes 4.1.4, 4.3, 4.4, 4.5, 6.2.5, 6.3, 7.3.8, 9.3.1.2
Documents and Samples at the Site 3.11
Drawings, Definition of 1.1.5
Drawings and Specifications, Use and Ownership of 1.1.1, 1.3, 2.2.5, 3.11, 5.3 Duty to Review Contract Documents and Field Conditions 3.2
Effective Date of Insurance 8.2.2, 11.1.2
Emergencies 4.3.7, 10.3
Employees, Contractor's 3.3.2, 3.4.2, 3.8.1, 3.9, 3.18.1, 3.18.2, 4.2.3,
4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Equipment, Labor, Materials and 1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.12.3,
3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 11.3,
12.2.4, 14
Execution and Progress of the Work 1.1.3, 1.2.3, 3.2, 3.4.1, 3.5.1, 4.2.2,
4.2.3, 4.3.4, 4.3.8, 6.2.2, 7.1.3, 7.3.9, 8.2, 8.3, 9.5, 9.9.1, 10.2, 14.2,
14.3
Execution, Correlation and Intent of the Contract Documents 1.2, 3.7.1 Extensions of Time 4.3.1, 4.3.8, 7.2.1.3, 8.3, 10.3.1
Failure of Payment by Contractor 9.5.1.3, 14.2.1.2
Failure of Payment by Owner 4.3.7, 9.7, 14.1.3
Faulty Work (see Defective or Nonconforming Work)
Final Completion and Final Payment 4.2.1, 4.2.9, 4.3.2, 4.3.5, 9.10, 11.1.2,
11.1.3, 11.3.5, 12.3.1, 13.7
Financial Arrangements, Owner's 2.2.1
Fire and Extended Coverage Insurance 11.3
General Provisions 1
Governing Law 13.1
Guarantees (See Warranty and Warranties)
Hazardous Materials 10.1, 10.2.4
Identification of Contract Documents 1.2.1
Identification of Subcontractors and Suppliers 5.2.1
Indemnification 3.17, 3.18, 9.10.2, 10.1.4, 11.3.1.2, 11.3.7



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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Information and Services Required of the Owner 2.1.2, 2.2, 4.3.4, 6.1.3, 6.1.4, 6.2.6, 9.3.2, 9.6.1, 9.6.4, 9.8.3, 9.9.2, 9.10.3, 10.1.4, 11.2, 11.3,
13.5.1, 13.5.2
Injury or Damage to Person or Property 4.3.9
Inspections 3.3.3, 3.3.4, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 4.3.6, 9.4.2, 9.8.2,
9.9.2, 9.10.1, 13.5
Instructions to Bidders 1.1.1
Instructions to the Contractor 3.8.1, 4.2.8, 5.2.1, 7.12.1, 13.5.2
Insurance 4.3.9, 6.1.1, 7.3.6.4, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 11
Insurance, Boiler and Machinery 11.3.2
Insurance, Contractor's Liability 11.1
Insurance, Effective Date of 8.2.2, 11.1.2
Insurance, Loss of Use 11.3.3
Insurance, Owner's Liability 11.2
Insurance, Property 10.2.5, 11.3
Insurance, Stored Materials 9.3.2, 11.3.1.4
Insurance and Bonds 11
Insurance Companies, Consent to Partial Occupancy 9.9.1, 11.3.11
Insurance Companies, Settlement with 11.3.10
Intent of the Contract Documents 1.2.3, 3.12.4, 4.2.6, 4.2.7, 4.2.12, 4.2.13,
7.4
Interest 13.6
Interpretation 1.2.5, 1.4, 1.5, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written 4.2.11, 4.2.12, 4.3.7
Joinder and Consolidation of Claims Required 4.5.6
Judgment on Final Award 4.5.1, 4.5.4.1, 4.5.7
Labor and Materials, Equipment 1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.12.2,
3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1, 7.3.6, 9.3.2, 9.3.3,
12.2.4, 14
Labor Disputes 8.3.1
Laws and Regulations 1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5, 4.5.7, 9.9.1, 10.2.2,
11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6
Liens 2.1.2, 4.3.2, 4.3.5.1, 8.2.2, 9.3.3, 9.10.2
Limitation on Consolidation or Joinder 4.5.5
Limitations, Statutes of 4.5.4.2, 12.2.6, 13.7
Limitations of Authority 3.3.1, 4.1.2, 4.2.1, 4.2.3, 4.2.7, 4.2.10, 5.2.2,
5.2.4, 7.4, 11.3.10
Limitations of Liability 2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.11, 3.17,
3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.10.4, 10.1.4, 10.2.5,
11.1.2, 11.2.1, 11.3.7, 13.4.2, 13.5.2
Limitations of Time, General 2.2.1, 2.2.4, 3.2.1, 3.7.3, 3.8.2, 3.10, 3.12.5,
3.15.1, 4.2.1, 4.2.7, 4.2.11, 4.3.2, 4.3.3, 4.3.4, 4.3.6, 4.3.9, 4.5.4.2,
5.2.1, 5.2.3, 6.2.4, 7.3.4, 7.4, 8.2, 9.5, 9.6.2, 9.8, 9.9, 9.10, 11.1.3,
11.3.1, 11.3.2, 11.3.5, 11.3.6, 12.2.1, 12.2.2, 13.5, 13.7
Limitations of Time, Specific 2.1.2, 2.2.1, 2.4, 3.10, 3.11, 3.15.1, 4.2.1,
4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1,
9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6, 11.3.10, 11.3.11, 12.2.2, 12.2.4,
12.2.6, 13.7, 14
Loss of Use Insurance 11.3.3
Material Suppliers 1.3.1, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3.1, 9.3.1.2, 9.3.3,
9.4.2, 9.6.5, 9.10.4
Materials, Hazardous 10.1, 10.2.4

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Materials, Labor, Equipment and 1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.12.2,
3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1, 7.3.6, 9.3.2, 9.3.3,
12.2.4, 14
Means, Methods, Techniques, Sequences and Procedures of Construction 3.3.1, 4.2.3, 4.2.7, 9.4.2
Minor Changes in the Work 1.1.1, 4.2.8, 4.3.7, 7.1, 7.4
Miscellaneous Provisions 13
Modifications, Definition of 1.1.1
Modifications to the Contract 1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.2.1, 5.2.3,
7, 8.3.1, 9.7
Mutual Responsibility 6.2
Nonconforming Work, Acceptance of 12.3
Nonconforming Work, Rejection and Correction of 2.3.1, 4.3.5, 9.5.2, 9.8.2, 12, 13.7.1.3
Notice 2.3, 2.4, 3.2.1, 3.2.2, 3.7.3, 3.7.4, 3.9, 3.12.8, 3.12.9, 3.17, 4.3,
4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.6.1, 9.7, 9.10,
10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.1, 13.5.2, 14
Notice, Written 2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3, 4.4.4, 4.5, 5.2.1, 5.3,
5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2,
12.2.4, 13.3, 13.5.2, 14
Notice of Testing and Inspections 13.5.1, 13.5.2
Notice to Proceed 8.2.2
Notices, Permits, Fees and 2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Architect's On-Site 4.2.2, 4.2.5, 4.3.6, 9.4.2, 9.5.1, 9.10.1,
13.5
Observations, Contractor's 1.2.2, 3.2.2
Occupancy 9.6.6, 9.8.1, 9.9, 11.3.11
On-Site Inspections by the Architect 4.2.2, 4.2.9, 4.3.6, 9.4.2, 9.8.2, 9.9.2,
9.10.1
On-Site Observations by the Architect 4.2.2, 4.2.5, 4.3.6, 9.4.2, 9.5.1, 9.10.1, 13.5
Orders, Written 2.3, 3.9, 4.3.7, 7, 8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1
Owner 2
Owner, Definition of 2.1
Owner, Information and Services Required on the 2.1.2, 2.2, 4.3.4, 6, 9, 10.1.4, 11.2, 11.3, 13.5.1, 14.1.1.5, 14.1.3
Owner's Authority 3.8.1, 4.1.3, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 7.3.1, 8.2.2,
9.3.1, 9.3.2, 11.4.1, 12.2.4, 13.5.2, 14.2, 14.3.1
Owner's Financial Capability 2.2.1, 14.1.1.5
Owner's Liability Insurance 11.2
Owner's Loss of Use Insurance 11.3.3
Owner's Relationship with Subcontractors 1.1.2, 5.2.1, 5.4.1, 9.6.4
Owner's Right to Carry Out the Work 2.4, 12.2.4, 14.2.2.2
Owner's Right to Clean Up 6.3
Owner's Right to Perform Construction and to Award Separate Contracts 6.1 Owner's Right to Stop the Work 2.3, 4.3.7
Owner's Right to Suspend the Work 14.3
Owner's Right to Terminate the Contract 14.2
Ownership and Use of Architect's Drawings, Specifications and Other Documents 1.1.1, 1.3, 2.2.5, 5.3
Partial Occupancy or Use 9.6.6, 9.9, 11.3.11
Patching, Cutting and 3.14, 6.26

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Patents, Royalties and 3.17
Payment, Applications for 4.2.5, 9.2, 9.3, 9.4, 9.5.1, 9.8.3, 9.10.1, 9.10.3,
9.10.4, 14.2.4
Payment, Certificates for 4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1,
9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of 4.3.7, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2
Payment Final 4.2.1, 4.2.9 4.3.2, 4.3.5, 9.10, 11.1.2, 11.1.3, 11.3.5, 12.3.1
Payment Bond, Performance Bond and 7.3.6.4, 9.10.3, 11.3.9, 11.4
Payments, Progress 4.3.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
Payments and Completion 9, 14
Payments to Subcontractors 5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 11.3.8,
14.2.1.2
PCB 10.1
Performance Bond and Payment Bond 7.3.6.4, 9.10.3, 11.3.9, 11.4
Permits, Fees and Notices 2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Persons and Property, Protection of 10
Polychlorinated Biphenyl 10.1
Product Data, Definition of 3.12.2
Product Data and Samples, Shop Drawings 3.11, 3.12, 4.2.7
Progress and Completion 4.2.2, 4.3.4, 8.2
Progress Payments 4.3.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
Project, Definition of the 1.1.4
Project Manual, Definition of the 1.1.7
Project Manuals 2.2.5
Project Representatives 4.2.10
Property Insurance 10.2.5, 11.3
Protection of Persons and Property 10
Regulations and Laws 1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5, 4.5.7, 10.2.2, 11.1,
11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work 3.5.1, 4.2.6, 12.2
Releases of Waivers and Liens 9.10.2
Representations 1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1,
9.8.2, 9.10.1
Representatives 2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Resolution of Claims and Disputes 4.4, 4.5
Responsibility for Those Performing the Work 3.3.2, 4.2.3, 6.1.3, 6.2, 10 Retainage 9.3.1, 9.6.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor 1.2.2, 3.2, 3.7.3, 3.12.7
Review of Contractor's Submittals by Owner and Architect 3.10.1, 3.10.2, 3.11, 3.12, 4.2.7, 4.2.9, 5.2.1, 5.2.3, 9.2, 9.8.2
Review of  Shop Drawings, Product Data and Samples by Contractor 3.12.5
Rights and Remedies 1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.6, 4.5, 5.3,
6.1, 6.3, 7.3.1, 8.3.1, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties and Patents 3.17
Rules and Notices or Arbitration 4.5.2
Safety of Persons and Property 10.2
Safety Precautions and Programs 4.2.3, 4.2.7, 10.1
Samples, Definition of 3.12.3
Samples, Shop Drawings, Product Data and 3.11, 3.12, 4.2.7
Samples at the Site, Documents and 3.11
Schedule of Values 9.2, 9.3.1

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Schedules, Construction 3.10
Separate Contracts and Contractors 1.1.4, 3.14.2, 4.2.4, 4.5.5, 6, 11.3.7,
12.1.3, 12.2.5
Shop Drawings, Definition of 3.12.1
Shop Drawings, Product Data and Samples 3.11, 3.12, 4.2.7
Site, Use of 3.13, 6.1.1, 6.2.1
Site Inspections 1.2.2, 3.3.4, 4.2.2, 4.2.9, 4.3.6, 9.8.2, 9.10.1, 13.5
Site Visits, Architect's 4.2.2, 4.2.5, 4.2.9, 4.3.6, 9.4.2, 9.5.1, 9.8.2,
9.9.2, 9.10.1, 13.5
Special Inspections and Testing 4.2.6, 12.2.1, 13.5
Specifications, Definition of the 1.1.6
Specifications, The 1.1.1, 1.1.6, 1.1.7, 1.2.4, 1.3, 3.11
Statutes of Limitations 4.5, 4.2, 12.2.6, 13.7
Stopping the Work 2.3, 4.3.7, 9.7, 10.1.2, 10.3, 14.1
Stored Materials 6.2.1, 9.3.2, 10.2.1.2, 11.3.1.4, 12.2.4
Subcontractor, Definition of 5.1.1
Subcontractors 5
Subcontractors, Work by 1.2.4, 3.3.2, 3.12.1, 4.2.3, 5.3, 5.4
Subcontractual Relations 5.3, 5.4, 9.3.1.2, 9.6.2, 9.6.3, 9.6.4, 10.2.1,
11.3.7, 11.3.8, 14.1.1, 14.2.1.2, 14.3.2
Submittals 1.3, 3.2.3, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2,
9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.1.3
Subrogation, Waivers of 6.1.1, 11.3.5, 11.3.7
Substantial Completion 4.2.9, 4.3.5.2, 8.1.1, 8.1.3, 8.2.3, 9.8, 9.9.1,
12.2.1, 12.2.2, 13.7
Substantial Completion, Definition of 9.8.1
Substitution of Subcontractors 5.2.3, 5.2.4
Substitution of the Architect 4.1.3
Substitutions of Materials 3.5.1
Sub-subcontractor, Definition of 5.1.2
Subsurface Conditions 4.3.6
Successors and Assigns 13.2
Superintendent 3.9, 10.2.6
Supervision and Construction Procedures 1.2.4, 3.3, 3.4, 4.2.3, 4.3.4, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 10, 12, 14
Surety 4.4.1, 4.4.4, 5.4.1.2, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of 9.9.1, 9.10.2, 9.10.3
Surveys 2.2.2, 3.18.3
Suspension by the Owner for Convenience 14.3
Suspension of the Work 4.3.7, 5.4.2, 14.1.1.4, 14.3
Suspension or Termination of the Contract 4.3.7, 5.4.1.1, 14
Taxes 3.6, 7.3.6.4
Termination by the Contractor 14.1
Termination by the Owner for Cause 5.4.1.1, 14.2
Termination of the Architect 4.1.3
Termination of the Contractor 14.2.2
Termination or Suspension of the Contract 14
Tests and Inspections 3.3.3, 4.2.6, 4.2.9, 9.4.2, 12.2.1, 13.5
Time 8
Time, Delays and Extensions of 4.3.8, 7.2.1, 8.3



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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Time Limits, Specific 2.1.2, 2.2.1, 2.4, 3.10, 3.10, 3.15.1, 4.2.1, 4.2.11,
4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.6.1,
9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6, 11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6,
13.7, 14
Time Limits on Claims 4.3.2, 4.3.3, 4.3.6, 4.3.9, 4.4, 4.5
Title to Work 9.3.2, 9.3.3
Uncovering and Correction of Work 12
Uncovering of Work 12.1
Unforeseen Conditions 4.3.6, 8.3.1, 10.1
Unit Prices 7.1.4, 7.3.3.2
Use of Documents 1.1.1, 1.3, 2.2.5, 3.12.7, 5.3
Use of Site 3.13, 6.1.1, 6.2.1
Values, Schedule of 9.2, 9.3.1
Waiver of Claims: Final Payment 4.3.5, 4.5.1, 9.10.3
Waiver of Claims by the Architect 13.4.2
Waiver of Claims by the Contractor 9.10.4, 11.3.7, 13.4.2
Waiver of Claims by the Owner 4.3.5, 4.5.1, 9.9.3, 9.10.3, 11.3.3, 11.3.5,
11.3.7, 13.4.2
Waiver of Liens 9.10.2
Waivers of Subrogation 6.1.1, 11.3.5, 11.3.7
Warranty and Warranties 3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.2, 9.9.1, 12.2.2,
13.7.1.3
Weather Delays 4.3.8.2
When Arbitration May Be Demanded 4.5.4
Work, Definition of 1.1.3
Written Consent 1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.5.5, 9.3.2, 9.8.2,
9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3, 11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
Written Interpretations 4.2.11, 4.2.12, 4.3.7
Written Notice 2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3, 4.4.4, 4.5, 5.2.1, 5.3,
5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2,
12.2.4, 13.3, 13.5.2, 14
Written Orders 2.3, 3.9, 4.3.7, 7, 8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1





















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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
             GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

ARTICLE 1

GENERAL PROVISIONS

1.1 BASIC DEFINITIONS

1.1.1 THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary, special and Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements).

1.1.2 THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the contract intended to facilitate performance of the Architect's duties.

1.1.3 THE WORK

The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

1.1.4 THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.




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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
1.1.5 THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6 THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7 THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2 EXECUTION, CORRELATION AND INTENT

1.2.1 The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3 OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS AND OTHER
DOCUMENTS

1.3.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications or other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner and Architect. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights.

1.4 CAPITALIZATION

1.4.1 Terms capitalized in these General Conditions include those which are
(1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5 INTERPRETATION

1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

ARTICLE 2

OWNER

2.1 DEFINITION

2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

2.1.2 The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Contractor to evaluate, give notice of or enforce mechanic's lien rights.
Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded.

2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.1 Owner will provide Contractor with Certification from its Lender that Lender has agreed to loan Owner sufficient funds to complete the Work under this Agreement.

2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site, if reasonably needed and requested by Contractor.

2.2.3 The Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities, if necessary for the Construction Project.

2.2.4 Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.2.6 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein in respect to Article 6 (Construction by Owner or by Separate Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bond).

2.3 OWNER'S RIGHT TO STOP THE WORK

2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally by or an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.





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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
2.4 OWNER'S RIGHT TO CARRY OUT THE WORK

2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect's additional services and expenses made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3

CONTRACTOR

3.1 DEFINITION

3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1 The Contractor as he proceeds with his work shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall as soon as possible report to the Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Architect. If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction.

3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities in specific areas. Errors, inconsistencies or omissions discovered shall be reported to the Architect at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.



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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
3.3 SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

3.3.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4 The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

3.4 LABOR AND MATERIALS

3.4.1 unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

3.5 WARRANTY

3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the Quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. The Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
3.6 TAXES

3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7 PERMITS, FEES AND NOTICES

3.7.1 Owner shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules regulations and lawful orders of public authorities bearing on performance of the Work.

3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4 If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume full responsibility for such Work and shall bear the attributable costs.

3.8 ALLOWANCES

3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.

3.8.2 Unless otherwise provided in the Contract Documents:
 .1 materials and equipment under an allowance shall be selected by the Owner to avoid delay in the Work;
 .2 Allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
 .3 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;
 .4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order


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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2 and (2) changes in contractor's costs under Clause 3.8.2.3.

3.9 SUPERINTENDENT

3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing to the Contractor's office, attention Jim Larrieu or Ron Krump. Other communications shall be similarly confirmed on written request in each case.

3.10 CONTRACTOR'S CONSTRUCTION SCHEDULES

3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

3.10.2 The Contractor shall prepare and keep current, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.

3.10.3 The Contractor shall conform to the most recent schedules.

3.11 DOCUMENTS AND SAMPLES AT THE SITE

3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other
Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.


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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for the portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7.

3.12.5 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6 The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.

3.12.10 Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.

3.12.11 When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.




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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
3.13 USE OF SITE

3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

3.14 CUTTING AND PATCHING

3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

3.15 CLEANING UP

3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16 ACCESS TO WORK

3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

3.17 ROYALTIES AND PATENTS

3.17.1 The Contractor shall pay all royalties and license feels. The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.




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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
3.18 INDEMNIFICATION

3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Owner's Lender, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

3.18.2 In claims against any person or entity indemnified under this Paragraph
3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

3.18.3 The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Architect, the Architect's consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect's consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

ARTICLE 4

ADMINISTRATION OF THE CONTRACT

4.1 ARCHITECT

4.1.1 The Architect is the person lawfully licensed to practice architecture or any entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect' means the Architect or the Architect's authorized representative.

4.1.2 Duties, responsibilities and limitations of authority of the architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.


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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
4.1.3 In case of termination of employment of the Architect, the Owner shall appoint an architect against whom the Contractor makes no reasonable objection and whose status under the Contract Documents shall be that of the former architect.

4.2 ARCHITECT'S ADMINISTRATION OF THE CONTRACT

4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be the Owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the correction period described in Paragraph 12.2. The Architect will advise and consult with the Owner. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.

4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.2.3 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the work, since these are solely the Contractor's responsibility as provided in Paragraph 3.3. The Architect will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

4.2.4 Communications Facilitating Contract Administration. When direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate through the Architect. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the contractor. Communications by and with separate contractors shall be through the Owner.

4.2.5 Based on the Architect's observations and evaluations of the Contractor's Applications for payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

4.2.6 The Architect will have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.

4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
furnish such interpretations until 15 days after written request is made for them.

4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.2.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents, and if consistent with the overall first class development of the Project.

4.3 CLAIMS AND DISPUTES

4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.3.2 Decision of Architect. Claims, including those alleging an error or omission by the Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.4. A decision by the Architect, as provided in Subparagraph 4.4.4, shall be required as a condition precedent to litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to litigation in the event (1) the position of Architect is vacant,(2) the Architect has not received evidence or has failed to render a decision within agreed time limits, (3) the Architect has failed to take action required under Subparagraph 4.4.4 within 30 days after the Claim is made, (4) 45 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic's lien.

4.3.3 Time Limits on Claims. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

4.3.4 Continuing Contract Performance. Pending final resolution of a Claim including litigation, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.



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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
4.3.5 Waiver of Claims: Final Payment. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:
 .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;
 .2 failure of the Work to comply with the requirements of the contract Documents; or
 .3 terms of special warranties required by the Contract Documents.

4.3.6 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and the Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

4.3.7 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice is provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable ground, Claim shall be filed in accordance with the procedure established herein.

4.3.8 Claims for Additional Time

4.3.8.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.



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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
4.3.8.2 If adverse weather conditions are the basis for a Claim for additional time more than allowed in the specification, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had an adverse effect on the scheduled construction.

4.3.9 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim or additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.3.7 or 4.3.8

4.4 RESOLUTION OF CLAIMS AND DISPUTES

4.4.1 The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

4.4.2 If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.4.3 If a Claim has not been resolved, the party making the Claim shall, within ten days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

4.4.4 If a claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven days, which decision shall be final and binding on the parties but subject to litigation. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Contract Sum or Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy. The Prevailing Party in any such litigation shall be entitled to recover its reasonable costs and attorneys' fee.

4.5.3 Contract Performance During Litigation. During litigation proceedings, the Owner and Contractor shall comply with Subparagraph 4.3.4.

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
ARTICLE 5

SUBCONTRACTORS

5.1 DEFINITIONS

5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such change.





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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
5.3 SUBCONTRACTUAL RELATIONS

5.3.1 By appropriate agreement, written, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of the applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:
 .1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing, and
 .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

5.4.2 If the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted.

ARTICLE 6

CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

6.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Contract Sum deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

6.2 MUTUAL RESPONSIBILITY

6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgement that the Owner's or separate contractors' completed or partially completed construction as fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

6.2.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4. The Contractor shall at its sole cost and expense promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

6.2.5 Claims and other disputes and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph 4.3 provided the separate contractor has reciprocal obligations.


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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
6.2.6 The Owner and such separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in paragraph 3.14.

6.3 OWNER'S RIGHT TO CLEAN UP

6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.

ARTICLE 7

CHANGES IN THE WORK

7.1 CHANGES

7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2 CHANGE ORDERS

7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner. No Change Order or Construction Change Directive is or shall be effective unless such Change Order or Construction Change Directive is signed by either John Farahi, Bob Farahi or Ben Farahi prior to any work being performed by Contractor. Any work performed by Contractor in violation of this provision is at Contractor's risk. Contractor and Architect, stating their agreement upon all of the following:
 .1 a change in the Work;
 .2 the amount of the adjustment in the Contract Sum, if any; and .3 the extent of the adjustment in the Contract Time, if any.

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3 CONSTRUCTION CHANGE DIRECTIVES

7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:
 .1 mutual acceptance of a lump sum property itemized and supported by sufficient substantiating data to permit evaluation;
 .2 unit prices stated in the Contract Documents or subsequently agreed upon; .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
 .4 as provided in Subparagraph 7.3.6.

7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:
 .1 cost of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' or workmen's compensation insurance;
 .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;


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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
 .3 rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
 .4 costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
 .5 additional costs of supervision and field officer personnel directly attributable to the change.

7.3.7 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

7.3.8 If the Owner and Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be referred to the Architect for determination.

7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreements shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

7.4 MINOR CHANGES IN THE WORK

7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

7.5 Reasonable Allowance for Overhead and Profit Re: Approved Changes in Work. The Contractor's allowance for overhead and profit shall be ten percent (10%) plus five percent (5%) thereon as its fee (for a total of fifteen percent (15%) when the Work is performed by the Contractor's own forces. Should the increase in the Contract Sum be caused by additional work performed by a Subcontractor, then the Subcontractor's allowance for overhead and profit shall be computed on a basis not to exceed ten percent (10%) overhead and five percent (5%) profit. The five percent (5%) profit shall not be calculated on top of the ten percent (10%) overhead. The Contractor's allowance for overhead and profit on Subcontractor's work shall be ten percent (10%).

ARTICLE 8

TIME

8.1 DEFINITIONS



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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2 The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2 PROGRESS AND COMPLETION

8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3 DELAYS AND EXTENSIONS OF TIME

8.3.1 If the Contractor is delayed at any time in progress of the Work by an act or neglect to the Owner or Architect, or of an employee of either, or of a separate contractor employed by the owner, or by changes ordered in the Work, or by labor disputes (as further agreed in Paragraph 3.3 of the Contract), fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending litigation, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3

8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.



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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
ARTICLE 9

PAYMENTS AND COMPLETION

9.1 CONTRACT SUM

9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2 SCHEDULE OF VALUES

9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

9.3 APPLICATIONS FOR PAYMENT

9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.

9.3.1.1 Such applications may include requests for payment or account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Changes Orders.

9.3.1.2 Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work If approved in advance by the Owner and Lender, payment may similarly be made for materials and equipment suitably stored off the site at a location in writing in Washoe County, Nevada, agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include insurance, storage and transportation to the site for such materials and equipment stored off the site.

9.3.3 The Contractor warrants that title to all Work Covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
all Work for which Certificate for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, materials suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

9.4 CERTIFICATES FOR PAYMENT

9.4.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's observations at the site and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5 DECISIONS TO WITHHOLD CERTIFICATION

9.5.1 The Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made.
If the Architect is unable to certify payment in the amount of the application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent


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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
as may be necessary in the Architect's opinion to protect the Owner from loss because of:
 .1 defective Work not remedied;
 .2 third party claims filed or reasonable evidence indicating probable filing of such claims;
 .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;
 .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
 .5 damage to the owner or another contractor;
 .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
 .7 persistent failure to carry out the Work in accordance with the Contract Documents.

9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6 PROGRESS PAYMENTS

9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.




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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
9.7 FAILURE OF PAYMENT

9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by litigation, then the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, which shall be accomplished as provided in Article 7.

9.8 SUBSTANTIAL COMPLETION

9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

9.8.2 When the Contractor considers what the Work or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.


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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
9.9 PARTIAL OCCUPANCY OR USE

9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph
9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the work.

9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10 FINAL COMPLETION AND FINAL PAYMENT

9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's observations and inspections, the Work has been completed in accordance with the terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
effect and will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interest or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner or Lender. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect and approval by Lender and owner, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. The making of final payment shall constitute a waiver of claims by the Owner as provided in Subparagraph 4.3.5.

9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.3.5.

ARTICLE 10

PROTECTION OF PERSONS AND PROPERTY

10.1 SAFETY PRECAUTIONS AND PROGRAMS

10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on which arbitration has not been demanded, or by arbitration under Article 4.

10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl
(PCB)

10.1.4 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and in any other generally recognized hazardous material, and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4. This indemnification shall be inapplicable if Contractor or any of its Subcontractors is negligent or otherwise at fault in the removal of any such hazardous material. In such case, Contractor shall indemnify Owner as set forth in 3.18.1.

10.2 SAFETY OF PERSONS AND PROPERTY

10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:
 .1 employees on the Work and other persons who may be affected thereby;
 .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and
 .3 other property at the site or adjacent thereto, such trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.
10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents to include any deductible) to property referred to in Clauses 10.2.1.2 and
10.2.1.3 caused in whole or in part by the Contractor, a Subcontractors, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the contractor are in addition to the Contractor's obligations under Paragraph 3.18.

10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents.
This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

10.2.7 The Contractors shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.3 EMERGENCIES

10.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

ARTICLE 11

INSURANCE AND BONDS

11.1 CONTRACTOR'S LIABILITY INSURANCE

11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
 .1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;
 .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;
 .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;
 .4 claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Contractor, or (2) by another person;
 .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;
 .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and
 .7 claims involving contractual liability insurance applicable to the Contractor's obligations under paragraph 3.18.

11.1.2 The insurance required by Subparagraph 11.1.1 shall be written or not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

11.1.3 Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief.

11.1.3.1 Contractor's liability insurance provided pursuant to Paragraph
11.1.1 shall be endorsed naming Owner and Golden Road Motor Inn, Inc. as additional insured with respect to claims arising out of Contractor's operations.

11.2 OWNER'S LIABILITY INSURANCE

11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.


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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
11.3 PROPERTY INSURANCE

11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis without voluntary deductibles over $1,000.00. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Contractor, Subcontractors an Sub-subcontractors in the Work. Contractor, Subcontractor and Sub-subcontractor shall be named as additional insureds.

11.3.1.1 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, falsework, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the work, and by appropriate Change Order the cost thereof shall be charged to the owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor, then the Owner shall bear all reasonable costs properly attributable thereto.

11.3.1.3 If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified or if the Owner elects to purchase this insurance with voluntary deductible amounts over $1,000, the Owner shall be responsible for payment of the additional costs over $1,000 not covered because of such increased or voluntary deductibles.

11.3.3 Loss of Use Insurance. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the


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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Owner's property, including consequential losses due to fire or other hazards however caused.

11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if reasonably possible and economically feasible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

11.3.5 If during the Project construction period the Owner insured properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Contractor.

11.3.7 Waivers of Subrogation. The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.3.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection be made, arbitrators shall be chosen as provided in Paragraph 4.5. The Owner as fiduciary shall, in that case, make settlement with insurers in accordance with directions of such arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.3.11 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.3.12 The Carrying of the above Owner provided builder's risk insurance shall in no way be interpreted as relieving the Contractor of any responsibility or liability under the Contract.

11.3.13 In the event of failure of the Contractor to finish and maintain said insurance as required in Article 11.1, and to furnish satisfactory evidence thereof, the Owner shall have the right to take out and maintain same for all parties on behalf of the Contractor who agrees to furnish all necessary underwriting information.

11.4 PERFORMANCE BOND AND PAYMENT BOND

11.4.1 The Owner shall have the right to require the Contractor shall furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.
11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

11.4.3 The insurance terms of the Agreement are incorporated by this reference.

ARTICLE 12

UNCOVERING AND CORRECTION OF WORK

12.1 UNCOVERING OF WORK



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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's observation and be replaced at the Contractor's expense without change in the Contract Time.

12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to observe prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

12.2 CORRECTION OF WORK

12.2.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear costs of correcting such rejected work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby.

12.2.2 If, within one year after the date of Substantial Completion of the Work or designated portion thereof, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of work first performed after substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4.
If the Contractor does not proceed with correction of such nonconforming Work with the time fixed by written notice from the Architect, the Owner may remove it and store the salvable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days' written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
should have been borne by the Contractor, including compensation for the Architect's services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

12.3 ACCEPTANCE OF NONCONFORMING WORK

12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1 GOVERNING LAW

13.1.1 The Contractor shall be governed by the law of the place where the Project is located.

13.2 SUCCESSORS AND ASSIGNS

13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.



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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
13.3 WRITTEN NOTICE

13.1.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

13.4 RIGHTS AND REMEDIES

13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law and 3.3 of A101.

13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.4.3 Breach: In the event either party claims a breach of the Agreement by the other party, the party claiming the breach shall give written notice as such are provided for herein. The party receiving notice of its claimed breach shall be three business days to cure the claimed breach before this Agreement shall be in default.

13.5 TESTS AND INSPECTIONS

13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear such costs except as provided in Subparagraph 13.5.3.

13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to

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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses.

13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where applicable, at the normal place of testing.

13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the work.

13.6 INTEREST

13.6.1 Payments due and unpaid under the Contract Documents shall bear interest 10 days after the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

13.7.1 As between the Owner and Contractor.
 .1 Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statue of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;
 .2 Between Substantial Completion and Final Certificate for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and
 .3 After Final Certificate for Payment. As to acts of failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statue of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

ARTICLE 14

TERMINATION OR SUSPENSION OF THE CONTRACT


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A201-1987
AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
14.1 TERMINATION BY THE CONTRACTOR

14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the work under contract with the Contractor, for any of the following reasons:
 .1 issuance of an order of a court or other public authority having jurisdiction;
 .2 an act of government, such as a declaration of national emergency, making material unavailable;
 .3 because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents;
 .4 if repeated suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or
 .5 the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.

14.1.2 If one of the above reasons exists, the Contractor may, upon seven additional days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss thereof with respect to materials, equipment, tools and construction equipment and machinery, including reasonable overhead, profit and damages.

14.1.3 If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor of their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.

14.2 TERMINATION BY THE OWNER FOR CAUSE

14.2.1 The Owner may terminate the Contract if the Contractor:
 .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
 .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreement between the Contractor and the Subcontractors;
 .3 persistently disregard laws, ordinances or rules, regulations or orders of a public authority having jurisdiction; or
 .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:
 .1 take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
 .2 accept assignment of subcontracts pursuant to Paragraph 5.4; and .3 finish the Work by whatever reasonable method the Owner may deem expedient.

14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the work, including compensation for the Architect's services and expenses made necessary thereby, such excess shall be paid to the Contractor. If such costs exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:
 .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or
 .2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

14.4 TERMINATION BY ACT OF LENDER

14.4.1 Without limitation on the provisions at Paragraph 14.2, the Owner shall have the right to terminate this Contract if Lender suspends, stops or terminates any payments, pursuant to the Loan Agreement that funds this work. The Contractor shall immediately discontinue the work and thereafter remove its equipment and the employees from the Job Site. In the event of termination under this paragraph, the Contractor shall, as its sole and exclusive remedy, recover from the Owner payment for all Work executed and costs incurred up to the date of termination less any payments previously made. In addition, the Contractor shall recover its overhead costs (defined as the Project Manager, Superintendent and their related costs) which are the result of closing the Project, plus a fee of 3% of all work executed and costs incurred to the date of termination.

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
14.5 The Contractor acknowledges that the Owner is in a business that is subject to and exists because of privileged licenses issued by the Gaming Control Board and Commission. If requested the Gaming Control Board and/or Commission to do any act, Contractor shall comply.

14.6 SPECIAL CONDITIONS

1.1 General

a. The "General Conditions of the Contract for Construction" A.I.A. Form, Fourteenth Edition, 1987, and the Supplementary Conditions, Section 0090, are a part of, and their provisions shall apply with equal force to, all sections of work.

b. This Section applies to the work of all other sections and shall be performed by all Contractors and/or all affected trades.

c. Wherever the term "Borrower" appears in these General and/or Special Conditions and the Agreement, it shall mean the "Owner."

1.2 Special Notice

a. The Contractor shall schedule his work such that the building's operations are minimally interrupted and he shall submit a schedule of construction operations to the Owner's representative for review and acceptance prior to starting work.

b. Courtesy with respect to the building's employees and guests is mandatory.

c. Use of elevators, power outages, mechanical shut-down and so forth shall be carefully coordinated with the Owner's representative.

d. Reasonable effort shall be made for Contractor to close openings in ceilings or walls in the existing building after the normal work day.

1.3 Guarantees

a. All guaranties shall commence from the date of Notice of Substantial Completion as defined in Paragraph 9.8.1 of the General Conditions.

b. Except as may be specified under other sections in the specifications, guaranty all equipment furnished under the specifications for a period of one year from date of acceptance against defective workmanship and material and improper installation. Upon notification of failure, correct deficiency immediately and without cost to the Owner.

c. Standard warranty of manufacturer shall apply for replacement of parts after expiration of the above period. Manufacturer shall furnish replacement parts to the Owner or his service agency as directed.




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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
d. Use best efforts to furnish to the Owner printed manufacturers' warranties complete with material included and expiration dates upon completion of project.

1.4 Reference Standards

a. Safety Standards:

(1) Occupational Safety and Health Administration under the Federal William-Steiger Occupational Safety and Health Act of 1970;

(2) "Manual of Accident Prevention in Construction" published by Associated General Contractors of America.

(3) All applicable regulations of authorities having or asserting jurisdiction.

b. Throughout the specifications, reference is made to various widely published standard, commercial specifications. Each Contractor shall direct each of his subcontractors to become familiar with the contents of the pertinent portions of these reference standards that are cited and referred to.

c. When manufacturers of materials or fixtures used on this job provide installation or maintenance directions not covered in these specifications or detailed on the drawings, each Contractor furnishing the item shall follow such directions, and shall issue appropriate copies to the other affected Contractors.

1.5 Glass. Contractor shall be responsible for replacing broken or damaged glass permanently installed in the building, where the breakage or damage is caused by the Contractor, Subcontractor or Sub-subcontractor.

1.6 Drawings, Specifications and Measurements

a. Follow figures dimensions given on drawings; do not scale drawings.

b. In general, detail drawings take precedence over general drawings; addenda or bulletins to specifications take precedence over original specifications and earlier addenda.

c. Cut seals carefully, and neatly repair them in an acceptable manner. Consult the Architect in cases where cutting into a structural portion of the building is required so that satisfactory reinforcement may be provided.

d. Where specifications and drawings conflict or where detail references have been omitted, Contractor shall be deemed to have estimated the most expensive materials and construction involved unless he has asked for and obtained a written decision from the Architect on which method or materials will be required before signing the Agreement.
e. Use the sets of drawings furnished and/or purchased upon the signing of the contract for construction purposes. Keep the stamped set for the primary use

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
of the Building Inspector keep it in good condition for the duration of the Construction period.

1.7 Temporary Construction Walls

a. The Contractor shall be responsible for construction of temporary walls around all areas of operations.

b. All walls shall have a "finished" look, unless otherwise shown on the drawings. Finished with a coat of paint.

1.8 Temporary Construction Fence. The Contractor shall be responsible for construction of temporary fence around all areas of operations.

1.9 Keying of Temporary Doors

a. Installation of all temporary doors shall be coordinated with the Owner's representative prior to their installation.

b. All temporary keying shall be performed by the Contractor. The Contractor shall immediately issue one set of keys to the Owner's representative.

1.10 Access to the Work Area. Access to the Project work area by construction personnel shall be by the most inconspicuous route available, in order that the public and the Owner's personnel are not inconvenienced. Access shall be arranged prior to the commencement of the Work with the Owner's representative, unless shown otherwise. Access to restricted and/or limited access areas required by the Work shall be coordinated with the Owner's representative.

1.11 Storage. Storage of materials, tools, equipment and so forth shall be within the Project work area or another location designated and approved by the Owner's representative.

1.12 Punch List

a. Access to the Project for the purpose of completing Punch List/Close-Out items shall be approved by the Owner's representative and shall be performed at a reasonable time that is least inconvenient to the Owner.

b. All Life/Safety Systems requiring shutdowns or tie-ins, in accordance with the above clause, shall be coordinated with the Owner's representative and shall be performed at such a time to minimize any effect on the safety, health and welfare of the building's occupants. At the conclusion of each work day, all Life/Safety Systems shall be energized and operative.

1.13 Toilet Facilities

a. Toilet Facilities shall be provided by Contractor.

b. The Owner's toilet facilities used by the general public are not to be used by construction personnel.

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AIA DOCUMENT A201 - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - FOURTEENTH EDITION AIA(Registered Trademark symbol) - (Copyright symbol)1987 THE AMERICAN INSTITITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASINGTON, D.C. 20006
1.14 Telephones. The Contractor, his Subcontractors and all construction personnel associated with the Project are strictly prohibited from using the Owner's telephone system for paging, information, messages and outside telephone connections.

1.15 Eating Privileges

a. All construction personnel shall be permitted to eat in any area, designated by the construction superintendent during the general construction phase.

b. During the FF&E and finish phase of construction, construction personnel are not permitted to eat where finish materials are in place nor use tables and chairs or other furniture that are part of the Project. At this time the Project Owner's representative will designate with the construction superintendent, appropriate places for eating.

c. There will be no eating permitted in and around the swimming pool and deck area after it is open.